UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 14, 2022
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Exchange Offer and Consent Solicitation

On February 15, 2022, Sinclair Broadcast Group, Inc. (“Sinclair”), issued a press release announcing that Diamond Sports Group, LLC (“DSG”) and Diamond Sports Finance Company (the “Co-Issuer,” and together with DSG, the “Issuers”), indirect subsidiaries of Sinclair, have commenced a private exchange offer (the “Exchange Offer”) to certain eligible holders to exchange any and all of the Issuers’ outstanding 5.375% Senior Secured Notes due 2026 (the “Existing 5.375% Secured Notes”), for newly issued 5.375% Senior Secured Second Lien Notes due 2026 (the “Exchange Second Lien Secured Notes) on the terms and subject to the conditions set forth in the Confidential Offering Memorandum, Offer to Exchange and Consent Solicitation Statement, dated February 14, 2022.

Concurrently with the Exchange Offer, the Issuers are soliciting consents (the “Consent Solicitation”) from eligible holders of the Existing 5.375% Secured Notes to amend therein (the “Proposed Existing 5.375% Secured Notes Amendments”) the indenture governing the Existing 5.375% Secured Notes (the “Existing 5.375% Secured Notes Indenture”) to permit the Issuers’ to, among other things, (a) eliminate most of the restrictive covenants and certain of the events of default contained in the Existing 5.375% Secured Notes Indenture, (b) expressly permit us to consummate certain financing transactions, including (i) DSG’s incurrence of a new $635 million term loan on a first-priority lien basis (the “New First Lien Term Loan”), (ii) the Issuers’ incurrence of the Exchange Second Lien Secured Notes that are issued and delivered in exchange for the Existing 5.375% Secured Notes tendered in the Exchange Offer and (iii) DSG’s incurrence of new second-priority lien term loan and revolving credit facilities in exchange for its existing term loans and existing revolving credit facility, (c) provide for the subordination of the lien priority of the liens securing the obligations under the Existing 5.375% Secured Notes that remain outstanding following completion of the Exchange Offer and Consent Solicitation to the liens securing the New First Lien Term Loan, the new second-priority lien term loan and revolving credit facilities and the Exchange Second Lien Secured Notes (including refinancings of all such first priority and second priority indebtedness), as well as future second lien secured indebtedness, pursuant to the terms of a new first/second/third lien intercreditor agreement, and (d) provide for collateral sharing on a pari passu third lien basis with the existing term loans and existing revolving credit facility commitments which have not been exchanged for new second-priority lien term loan and revolving credit facilities as described above, as well as with future secured indebtedness incurred on a third-lien basis, pursuant to the terms of a new third lien pari passu intercreditor agreement that will replace the existing first lien intercreditor agreement in effect with respect to the Existing 5.375% Secured Notes. The Issuers must receive consents from holders of two-thirds (66 2/3%) in aggregate principal amount of outstanding Existing 5.375% Secured Notes not owned by the Issuers or any of their affiliates to adopt the Proposed Secured Notes Amendments (the “Requisite Notes Consents”). Eligible Holders who validly tender their Existing 5.375% Secured Notes will be deemed to consent to the Proposed 5.375% Secured Notes Amendments, and holders may not deliver consents to the Proposed 5.375% Secured Notes Amendments without validly tendering their Existing 5.375% Secured Notes in the Exchange Offer.

The Exchange Offer and Consent Solicitation, including the Issuers’ acceptance of validly tendered Existing 5.375% Secured Notes and payment of the applicable consideration, is conditioned on the satisfaction or waiver of certain conditions, including, but not limited to, obtaining the Requisite Notes Consents, DSG obtaining no less than $635 million aggregate principal amount under the New First Lien Term Loan and obtaining consent by lenders holding at least a majority of the aggregate principal amount of its outstanding loans and commitments under its the existing term loans and existing revolving credit facility (the “Requisite Loan Consents”).

As of the date hereof, the Issuers believe the lenders party to the previously announced transaction support agreement represent greater than the Requisite Loan Consents and the Issuers believe the noteholders party to the transaction support agreement represent greater than the Requisite Notes Consents. By executing the transaction support agreement, the lenders and noteholders party thereto agreed, among other things, to use commercially reasonable efforts to support and take all commercially reasonable actions necessary or reasonably requested by the Issuers to facilitate the consummation of the financing transactions described therein, including the Exchange Offer and Consent Solicitation.

The Exchange Offer is being made, and the Exchange Second Lien Secured Notes are being offered and issued, only to holders of Existing Secured Notes who are reasonably believed to be (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), (ii) not U.S. persons (as defined in Regulation S under the Securities Act) or purchasing for the account or benefit of U.S. persons, other than a distributor, and are purchasing the Exchange Second Lien Secured Notes in an offshore transaction in accordance with Regulation S, or (iii) institutional “accredited investors” as such term is defined in Rule 501(a) of the Securities Act.

Conditional Redemption

On February 15, 2022, Sinclair issued a press release announcing that the Issuers have notified the trustee (“Trustee”) for the Issuers’ 12.750% Senior Secured Notes due 2026 (the “12.750% Secured Notes”) that they intend to satisfy and discharge the indenture governing the 12.750% Secured Notes on the early settlement date of the Exchange Offer, scheduled for March 1, 2022, and redeem, in full, the Issuers’ outstanding $31,028,000 aggregate principal amount of 12.750% Secured Notes on March 2, 2022 (the “Redemption Date”). The redemption of the 12.750% Notes is conditioned upon (i) the Requisite Notes Consent, (ii) the Requisite Loan Consents, and (iii) DSG obtaining no less than $635 million aggregate principal amount under the New First Lien Term Loan.

The redemption will be effected in accordance with the terms of the indenture governing the 12.750% Secured Notes. The redemption price will be equal to the sum of 100% of the principal amount of the 12.750% Secured Notes outstanding plus the Applicable Premium (as defined in the indenture governing the 12.750% Secured Notes, together with accrued and unpaid interest on the principal amount being redeemed up to, but not including, the Redemption Date. The redemption of the 12.750% Secured Notes, including the payment of accrued and unpaid interest and related fees and expenses, will be funded from cash on hand or a portion of the net proceeds of the New First Lien Term Loan.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any solicitation or offer will only be made pursuant to a separate disclosure statement distributed to the relevant holders of securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release regarding the Exchange Offer and Consent Solicitation, dated February 15, 2022.

99.2	Press release regarding the conditional redemption, dated February 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: February 15, 2022